Exhibit 10.1

EXCHANGE AGREEMENT

This Agreement (this “Agreement”) is entered into as of August 10, 2017, by and among Resource Capital Corp., a Maryland corporation (the “Company”), and the entities set forth on Exhibit A hereto (each a “Holder” and collectively, the “Holders”), as the lawful owners of a collective $5,438,000.00 in principal amount (the “6.00% Old Notes”) of the Company’s 6.00% Convertible Senior Notes due 2018 (the “6.00% Notes”) and $16,723,000.00 in principal amount (the “8.00% Old Notes”, together with the 6.00% Old Notes, the “Old Notes”) of the Company’s 8.00% Convertible Senior Notes due 2020 (together with the 6.00% Notes, the “Outstanding Notes”). Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Outstanding Notes.

RECITALS

A. The Company has determined that it is in the best interests of the Company to exchange each Holder’s Old Notes for new 4.50% Convertible Senior Notes due 2022 of the Company (the “New Notes”), in an amount equal to the aggregate principal amount of the Old Notes held by such Holder as set forth opposite such Holder’s name on Exhibit A hereto and to cancel the amount of such Holder’s Old Notes as set forth opposite such Holder’s name on Exhibit A hereto in accordance with the terms hereof; and

B. Each Holder wishes to exchange the Old Notes held by it for New Notes on the terms and conditions described herein.

AGREEMENT

NOW, THEREFORE, in exchange for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Holders, severally and not jointly, and the Company hereby agree as follows:

1. Exchange of the Old Notes. Subject to the satisfaction of the conditions set forth in Section 6 and Section 7 below, on the Closing Date (as defined below), each Holder agrees, severally and not jointly, to deliver to Wells Fargo Bank, National Association (the “Trustee”), as trustee for the Outstanding Notes, the amount of Old Notes set forth opposite such Holder’s name on Exhibit A hereto through the applicable procedures of the Depository Trust Company’s (“DTC”) Deposit and Withdrawal at Custodian (“DWAC”) program by submitting a withdrawal instruction and, in connection therewith and in exchange for such Old Notes, the Company shall (i) issue and deliver to such Holder through the applicable procedures of DTC’s DWAC program the amount of New Notes set forth opposite such Holder’s name on Exhibit A hereto in accordance with the terms hereof as contemplated by Section 2 hereof, and (ii) pay to such Holder such Holder’s Share of the Payment Amount set forth opposite such Holder’s name on Exhibit A hereto, in accordance with the wire instructions of the Holder set forth opposite such Holder’s name on Exhibit A hereto.

2. Issuance of New Notes.

a. The Company shall cause the Trustee, as trustee for the New Notes, to deliver to each Holder’s DTC account(s) through the DWAC program (as set forth opposite such Holder’s name on Exhibit A hereto, or such other DTC account as such Holder may in writing direct) the amount of New Notes set forth opposite such Holder’s name on Exhibit A hereto against delivery of such Holder’s Old Notes in the amount set forth opposite such Holder’s name on Exhibit A hereto pursuant to Section 1 above.

b. Each of the Company and the Holders acknowledge that the New Notes to be issued hereby will be issued in an unregistered offering pursuant to a private placement exemption under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to the representations of each Holder set forth in Section 5 below, simultaneously with the issuance of the New Notes, the Company shall, in accordance with Rule 144(d)(3)(ii) under the Securities Act, authorize and instruct the Trustee to deliver to the respective Holder New Notes bearing the same CUSIP No. as the New Notes sold in the Public Offering (as hereinafter defined) and evidenced by a global security that is not subject to legends or restrictions on transfer under the Securities Act.

3. Closing. The consummation of the transactions contemplated by this Agreement (the “Closing”) shall occur simultaneously with the consummation of the Company’s public offering of not less than $110.0 million principal amount of New Notes pursuant to its Registration Statement on Form S-3 (File No. 333-217733) (the “Public Offering”), or such other times as the parties agree upon (the “Closing Date”).

4. Representations and Warranties of the Company.

a.	Authorization; Issuance; Enforcement. (i) The Company has all requisite corporate power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby and to issue the New Notes in accordance with the terms hereof, (ii) the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby (including without limitation, the issuance of the New Notes and the shares of the Company’s common stock issuable upon conversion of the New Notes) have been duly authorized by all necessary corporate action on the part of the Company, and (iii) this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

b.	New Note Supplemental Indenture. The New Notes will be issued pursuant to an Indenture, dated as of October 21, 2013 (the “Base Indenture”), as supplemented by a supplemental indenture to be dated August 16, 2017 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee, and the New Notes shall contain such terms as set forth in Exhibit B hereto.

c.	Compliance with Securities Laws. The transactions contemplated hereby do not contravene any applicable securities laws and the rules and regulations promulgated thereunder.

d.	No Default. To the knowledge of the Company, no Default or Event of Default (as defined in the Outstanding Notes) is continuing as of the date hereof.

e.	Due Incorporation. The Company is a corporation duly incorporated and existing in good standing under the laws of the State of Maryland, and has the requisite corporate power and authorization to own its properties and to carry on its business as now being conducted.

f.	SEC Filings. The Company’s Annual Report on Form 10-K most recently filed with the SEC and all subsequent reports which have been filed by the Company with the

SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Disclosure Documents”), when filed, did not, and (except to the extent modified or superseded by subsequent reports filed under the Securities Exchange Act of 1934, as amended), taken together, as of the date hereof do not, include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

5. Representations and Warranties of the Holders. Each Holder hereby, severally and not jointly, represents and warrants as follows:

a.	Title to Old Notes. Such Holder has good, legal and marketable title to the Old Notes held by it and to all of the rights afforded thereunder. As of the Closing Date, such Holder shall not have assigned, conveyed or transferred any interest whatsoever (contingent or otherwise) in such Old Notes to any third party, and such Old Notes shall be free and clear of any and all liens or adverse claims whatsoever.

b.	Authorization; Enforcement. Such Holder has all requisite company power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby that involve such Holder. This Agreement has been duly and validly authorized by all necessary company action on the part of such Holder. This Agreement has been duly executed and delivered on behalf of such Holder, and this Agreement constitutes a legal, valid and binding agreement of such Holder enforceable in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

c.	General Solicitation. Such Holder acknowledges that the New Notes were offered to it solely by direct contact between such Holder and the Company or the authorized representatives of the Company, and not by any other means, including any form of “general solicitation” or “general advertising” (as such terms are used in Regulation D under the Securities Act).

d.	Qualified Institutional Buyer. Such Holder is a “qualified institutional buyer” (“QIB”) (as defined in Rule 144A under the Securities Act) and is acquiring the New Notes for its own account or for the account of a QIB as to which it has full investment discretion (and it has full power and authority to make the acknowledgements, representations and agreements herein on its behalf), in each case, for investment purposes and not with a view to, or for offer or sale in connection with, any distribution (within the meaning of the United States securities laws) thereof.

e.

Rule 144 Availability. Such Holder (i) is not an affiliate of the Company, as such term is defined in Rule 144 under the Securities Act, and has not been for the past three (3) months, (ii) has either (A) held the Old Notes held by it for greater than one (1) year or (B) held such Old Notes for greater than six (6) months and, assuming that such Old Notes were not acquired from the Company or any affiliate (as such term is defined in Rule 144 under the Securities Act) of the Company within the year preceding the date hereof by such Holder or any preceding holder of the Old Notes, such Holder satisfies the one year holding period requirement of Rule 144(d)(1)(ii) under the Securities Act, and (iii) does not know of any circumstance that would prevent the holding period of the New Notes from being tacked to the holding period of such Old Notes pursuant to Rule 144(d)(3)(ii) under the Securities Act.

f.	Sophistication of Holder. Such Holder is an institution and it (i) has such knowledge and experience in financial and business matters that it is capable of evaluating the risks and merits of an investment in the New Notes and (ii) has the financial ability to bear the economic risk of an investment in the New Notes.

g.	Access to Information. Such Holder acknowledges that (i) it has been afforded the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the New Notes and (ii) through the Company’s documents publicly filed with the Securities and Exchange Commission, including the description of New Notes (attached hereto as Exhibit B) and Risk Factors relating to the New Notes (attached hereto as Exhibit C), it has access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment. Such Holder understands that nothing in this Agreement or any other materials presented to such Holder in connection herewith constitutes accounting, legal, tax or investment advice and such Holder has sought such accounting, legal, investment and tax advice as it has considered necessary to make an informed decision with respect to its acquisition of the New Notes.

h.	Governmental Review. Such Holder understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the New Notes.

i.	No Other Representation. Such Holder has not relied upon any verbal or written representation as to fact or otherwise made by or on behalf of the Company or Credit Suisse Securities (USA) LLC (“Credit Suisse”), other than as set out herein or in the Disclosure Documents.

j.	Reliance. Credit Suisse shall be entitled to rely on the representations and warranties of such Holder set forth in paragraphs a. to i herein.

6. Conditions to the Company’s Obligations. The obligation of the Company hereunder to issue to a Holder the amount of New Notes set forth opposite such Holder’s name on Exhibit A hereto at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions thereto, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

a.	Delivery of Old Notes. Such Holder shall have duly and validly transferred and assigned the Old Notes in the amount set forth opposite such Holder’s name on Exhibit A hereto to the Company, or to the Trustee for termination, through DTC’s DWAC procedures.

b.	Representations and Warranties. The representations and warranties of such Holder herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time.

c.	No Prohibition. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions involving such Holder contemplated by this Agreement.

d.	Indenture and Public Offering. The Company shall have entered into the Indenture and consummated the Public Offering.

7. Conditions to each Holder’s Obligations. The obligation of each of the Holders hereunder to deliver the amount of Old Notes set forth opposite such Holder’s name on Exhibit A hereto at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for such Holder’s benefit and may be waived by such Holder at any time in its sole discretion:

a.	Representations and Warranties. The representations and warranties of the Company herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time.

b.	No Prohibition. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

8. Miscellaneous.

a.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without regard to principles of conflict of laws). The parties hereto irrevocably consent to the non-exclusive jurisdiction of the United States federal courts and the state courts located in the Borough of Manhattan, New York, with respect to any suit or proceeding based on or arising under this Agreement, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. The parties hereto irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding. The parties hereto further agree that service of process upon a party mailed by first class mail shall be deemed in every respect effective service of process upon the party in any such suit or proceeding. Nothing herein shall affect any party’s right to serve process in any other manner permitted by law. The parties hereto agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

b.	Counterparts, Signatures by Facsimile. This Agreement may be executed in one or more counterparts, each of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile or other electronic transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

c.	Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

d.	Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

e.	Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Holder makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the parties.

f.	Notices. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service), in each case addressed to a party. The addresses for such communications shall be:

If to the Company:

Resource Capital Corp.

One Crescent Drive, Suite 203

Navy Yard Corporate Center

Philadelphia, PA 19112

Attention: Shelle Weisbaum

Email: sweisbaum@resourcerei.com

If to a Holder:

[Name of Applicable Holder]

333 South Grand Avenue, 28th Floor

Los Angeles, CA 90071

Attention: Cary Kleinman

Email: ckleinman@oaktreecapital.com

Each party shall provide notice to the other party of any change in address.

g.	Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company, on the one hand, nor any Holder, on the other hand, shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other.

h.	Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

i.	Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company and the Holder have caused this Agreement to be duly executed as of the date first above written.

RESOURCE CAPITAL CORP.

By:	/s/ David J. Bryant
Name:	David J. Bryant
Title:	Chief Financial Officer

OAKTREE REAL ESTATE DEBT HOLDINGS, LTD.

By:	Oaktree Capital Management, L.P.
Its:	Director

By:	/s/ Jordan Mikes
Name:	Jordan Mikes
Title:	Vice President

By:	/s/ Warren Min
Name:	Warren Min
Title:	Senior Vice President

INVESTIN PRO RED HOLDINGS, LLC

By:	Oaktree Capital Management, L.P.
Its:	Manager

By:	/ s/ Jordan Mikes
Name:	Jordan Mikes
Title:	Vice President

By:	/s/ Warren Min
Name:	Warren Min
Title:	Senior Vice President

Oaktree TSE-16 Real Estate Debt, LLC

By:	Oaktree Fund GP IIA, LLC
Its:	Manager

By:	Oaktree Fund GP II, L.P.
Its:	Manager

By:	/s/ Jordan Mikes
Name:	Jordan Mikes
Title:	Authorized Signatory

By:	/s/ Warren Min
Name:	Warren Min
Title:	Authorized Signatory